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                                                                    EXHIBIT 10.1

                              24/7 REAL MEDIA, INC.

        SERIES A AND SERIES A-1 PREFERRED STOCK AND COMMON STOCK WARRANT

                               PURCHASE AGREEMENT

This SERIES A AND SERIES A-1 PREFERRED STOCK AND COMMON STOCK WARRANT PURCHASE AGREEMENT (the "AGREEMENT") is made as of July 1, 2002, by and among 24/7 Real Media, Inc., a Delaware corporation (the "COMPANY") and the parties listed on the Schedule of Purchasers attached to this Agreement as EXHIBIT A (each purchaser hereinafter individually referred to as a "PURCHASER" and collectively as the "PURCHASERS").

                                    RECITALS

     WHEREAS, the Company desires to sell and the Purchasers desire to purchase shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "SERIES A STOCK") and Series A-1 Nonvoting Convertible Preferred Stock, par value $0.01 per share (the "SERIES A-1 STOCK"), and accompanying warrants to purchase shares of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK").

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. PURCHASE AND SALE OF STOCK AND WARRANTS

          1.1 AUTHORIZATION. As of the Closing, the Company will have authorized the issuance and sale to the Purchasers, pursuant to the terms of this Agreement, of up to 360,000 shares of the Series A Stock, and of up to 340,000 shares of the Series A Stock issuable upon conversion of the Series A-1 Stock, having the powers, designations, preferences, voting rights, relative and other special rights, and the qualifications, limitations and restrictions set forth in the resolutions of the Company's Board of Directors (the "BOARD") attached hereto as EXHIBIT C (the "SERIES A DESIGNATION"), and of up to 340,000 shares of the Series A-1 Stock having the powers, designations, preferences, relative and other special rights, and the qualifications, limitations and restrictions set forth in the resolutions of the Board attached hereto as EXHIBIT D (the "SERIES A-1 DESIGNATION"), subject, in the case of the Additional Closing Shares (as defined below), to the prior approval of the stockholders of the Company. The shares of Common stock issuable upon conversion of all the Series A Stock issued hereunder (including Series A Stock issuable upon conversion of the Series A-1 Stock issued hereunder), is referred to herein as the "CONVERSION STOCK" and the Series A Stock issuable upon conversion of the Series A-1 Stock issued hereunder is referred to herein as the "SERIES A-1 CONVERSION STOCK."

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          1.2 AGREEMENT TO PURCHASE AND SELL STOCK. Subject to the terms and conditions of this Agreement including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 4.1, 4.2, 5.1 and 5.2 below, each Purchaser severally agrees to purchase from the Company at the Closing, and the Company agrees to issue and sell to each Purchaser at the Closing, the number of shares of Series A Stock and Series A-1 Stock set forth beside such Purchaser's name in the columns entitled "Series A Shares" and "Series A-1 Shares" on EXHIBIT A hereto, at a price per share equal to Ten Dollars ($10.00) (the "PURCHASE PRICE PER SHARE"). The shares of Series A Stock issued and sold to the Purchasers at the Closing are referred to herein as the "SERIES A CLOSING SHARES" and the shares of Series A-1 Stock issued and sold to the Purchasers at the Closing are referred to herein as the "SERIES A-1 PURCHASED SHARES." Notwithstanding the forgoing, the Purchasers shall have the right prior to the Closing to substitute additional purchasers who may purchase some or all of the number of Series A Closing Shares and Series A-1 Purchased Shares set forth beside such Purchaser's name on EXHIBIT A hereto at the Closing, subject to the approval of the Company, which approval shall not be unreasonably withheld, in which event EXHIBIT A hereto shall be modified accordingly and each such substituted purchaser shall be deemed a "Purchaser" hereunder.

          1.3 WARRANTS. Subject to the terms and conditions hereof, at the Closing, the Company shall issue and deliver to each Purchaser: (a) a warrant in substantially the form attached hereto as EXHIBIT E to purchase up to that number of shares of Common Stock equal to the aggregate number of Series A Closing Shares purchased under this Agreement by such Purchaser at the Closing divided by the Closing Discounted Common Stock Price (as defined in the Series A Designation (the "CLOSING DISCOUNTED COMMON STOCK PRICE"), such warrant to be exercisable at an exercise price per share equal to the Closing Discounted Common Stock Price (each, a "SERIES A CLOSING WARRANT"), (b) a warrant in substantially the form attached hereto as EXHIBIT F to purchase up to that number of shares of Common Stock equal to the aggregate number of Series A-1 Purchased Shares purchased under this Agreement by such Purchaser at the Closing divided by the Closing Discounted Common Stock Price, such warrant to be exercisable at an exercise price per share equal to the Closing Discounted Common Stock Price, and to become exercisable only upon the occurrence of certain events as identified therein (each, a "SERIES A-1 CLOSING WARRANT"; the Series A Closing Warrants and the Series A-1 Closing Warrants are referred to collectively herein as the "CLOSING WARRANTS"), and (c) a warrant in substantially the form attached hereto as EXHIBIT G to purchase up to that number of shares of Common Stock equal to (i) one million (1,000,000), multiplied by (ii) the percentage of the number of Series A Closing Shares and Series A-1 Purchased Shares purchased by such Purchaser at the Closing, such warrant to be exercisable at an exercise price per share equal to the Closing Discounted Common Stock Price, and to become exercisable only upon the occurrence of certain events as identified therein (each, a "CONTINGENT WARRANT"). The shares of Common Stock issuable upon exercise of the Closing Warrants are referred to herein as the "CLOSING WARRANT SHARES" and the shares of Common Stock issuable upon exercise of the Contingent Warrants are referred to herein as the "CONTINGENT WARRANT SHARES."

          1.4 CLOSING. The closing of the purchase and sale of the Series A Closing Shares and the Series A-1 Purchased Shares hereunder shall be held at the law offices of counsel to the Company, Proskauer Rose LLP, 1585 Broadway, New York, New York, 10036, at 10:00 a.m. local time promptly following the satisfaction (or waiver) of the conditions set forth in Sections

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4.1, 4.2, 5.1 and 5.2 hereof (other than conditions which will be satisfied at, but not before, the Closing) or at such other time and place as the Company and Purchasers purchasing a majority of the Series A Closing Shares and Series A-1 Purchased Shares mutually agree (which time and place are designated as the "CLOSING").

          1.5 DELIVERY. Subject to the terms of this Agreement, at the Closing, the Company shall deliver to each Purchaser (i) certificates representing the number of Series A Closing Shares and Series A-1 Purchased Shares purchased by such Purchaser as designated on EXHIBIT A hereto and (ii) the Closing Warrants and the Contingent Warrant deliverable to such Purchaser pursuant to Section 1.3 hereof, against payment to the Company of the aggregate Purchase Price Per Share for the Series A Closing Shares so purchased by check or wire transfer of immediately available funds to such account as may be designated by the Company no later than 12:00 p.m. Pacific Time on the business day preceding the Closing, and by delivery to State Street Bank & Trust N.A. (the "ESCROW AGENT") on behalf of the Company, of the aggregate Purchase Price Per Share for the Series A-1 Purchased Shares so purchased, by check or wire transfer of immediately available funds, to be held in escrow by the Escrow Agent pursuant to the terms of that certain escrow agreement to be executed and delivered by the Purchasers, the Company and the Escrow Agent on or before the Closing in the form attached hereto as EXHIBIT H (the "ESCROW AGREEMENT").

          1.6 ADDITIONAL CLOSING NOTICE. In the event that, at any time from and after the Closing and prior to the date that is five (5) business days prior to the scheduled date of the Stockholder Meeting, the Company shall receive written notice from one or more of the Purchasers (the "ADDITIONAL CLOSING PURCHASERS") stating each such Additional Closing Purchaser's intention to purchase shares of Series A Stock in the Additional Closing (as defined below), including the number of shares of Series A Stock to be so purchased by each Additional Closing Purchaser (which number of shares shall not be less than an aggregate of $500,000 divided by the Purchase Price Per Share, or greater than an aggregate of $2 million divided by the Purchase Price Per Share) (the "ADDITIONAL CLOSING NOTICE"), then, subject to the terms and conditions of this Agreement including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 4.1, 4.3, 5.1 and 5.3 below, each Additional Closing Purchaser severally agrees to purchase from the Company at the Additional Closing, and the Company agrees to issue and sell to each Additional Closing Purchaser at the Additional Closing, the number of shares of Series A Stock listed in the Additional Closing Notice for purchase by such Additional Closing Purchasers (the "ADDITIONAL CLOSING SHARES"). Upon receipt of the Additional Closing Notice by the Company, EXHIBIT A hereto shall be deemed to be modified to include the applicable Additional Closing Shares in the column labeled "Additional Series A Shares" next to each Additional Closing Purchaser. Notwithstanding the forgoing, the Additional Closing Purchasers shall have the right to substitute additional purchasers who may purchase some or all of such number of Additional Closing Shares at the Additional Closing, subject to the approval of the Company, which approval shall not be unreasonably withheld, in which event EXHIBIT A hereto and the Investors' Rights Agreement (as defined below) shall be modified accordingly and each such substituted purchaser shall be deemed a "Purchaser" hereunder and thereunder.

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          1.7 ADDITIONAL SERIES A WARRANTS. Subject to the terms and conditions hereof, at the Additional Closing, the Company shall issue to each Additional Closing Purchaser a warrant in substantially the form attached hereto as EXHIBIT E to purchase up to that number of shares of Common Stock equal to the aggregate number of Additional Closing Shares purchased under this Agreement by such Additional Closing Purchaser at the Additional Closing divided by the Closing Discounted Common Stock Price, such warrant to be exercisable at an exercise price per share equal to the Closing Discounted Common Stock Price (each, an "ADDITIONAL CLOSING WARRANT"). The shares of Common Stock issuable upon exercise of the Additional Closing Warrants are referred to herein as the "ADDITIONAL CLOSING WARRANT SHARES" and the Closing Warrant Shares, Contingent Warrant Shares and the Additional Closing Warrant Shares are referred to herein collectively as the "WARRANT SHARES." The Closing Warrants, the Contingent Warrants and the Additional Closing Warrants are referred to herein collectively as the "WARRANTS."

          1.8 ADDITIONAL CLOSING. The closing of the purchase and sale of the Additional Closing Shares hereunder shall be held at the law offices of counsel to the Company, Proskauer Rose LLP, 1585 Broadway, New York, New York, 10036, promptly following the satisfaction (or waiver) of the conditions set forth in Sections 4.1, 4.3, 5.1 and 5.3 hereof (other than conditions which will be satisfied at, but not before, the Additional Closing) or at such other time and place as the Company and Additional Closing Purchasers purchasing a majority of the Additional Series A Shares mutually agree, but in no event later than three
(3) days after the date of the satisfaction (or waiver) of the conditions set forth in Sections 4.1, 4.3, 5.1 and 5.3 hereof (other than conditions which will be satisfied at, but not before, the Additional Closing) (which time and place are designated as the "ADDITIONAL CLOSING").

          1.9 DELIVERY. Subject to the terms of this Agreement, at the Additional Closing, the Company shall deliver to each Additional Closing Purchaser (i) certificates representing the number of Additional Closing Shares purchased by such Additional Closing Purchaser as designated on EXHIBIT A hereto and (ii) the Additional Closing Warrant deliverable to such Purchaser in connection with the Additional Closing hereunder, against payment to the Company of the aggregate Purchase Price Per Share for the Additional Closing Shares so purchased by check or wire transfer of immediately available funds.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers, as of the date of this Agreement and as of the Closing and the Additional Closing, and except as set forth with reasonable specificity on the Disclosure Letter delivered to Purchasers concurrently with this Agreement (the "DISCLOSURE LETTER"), as follows:

          2.1 ORGANIZATION AND STANDING: CERTIFICATE OF INCORPORATION AND BYLAWS. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, is in good standing under such laws and is authorized to exercise all of its corporate powers, rights and privileges. The Company has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, other than such corporate power and authority, the absence of which would not reasonably be expected to cause a Material Adverse Effect. The Company is qualified to do

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business as a foreign corporation in each jurisdiction where the failure to be so qualified would reasonably be expected to cause a Material Adverse Effect. True, correct and complete copies of the Company's Certificate of Incorporation and Bylaws, each as will be in effect at the Closing, have been delivered to counsel for the Purchasers.

          2.2 CORPORATE POWER; AUTHORIZATION.

               (a) The Company has the requisite corporate power to execute and deliver the Financing Agreements, to issue and sell the Securities (as defined below) hereunder, to execute and file the Series A Designation and the Series A-1 Designation (the "CERTIFICATES OF DESIGNATION") and to carry out and perform its obligations under the terms of the Financing Agreements and the Certificates of Designation.

               (b) All corporate action on the part of the Company, its stockholders, officers and directors necessary for the authorization, execution, delivery and performance of the Financing Agreements, the Escrow Agreement and Certificates of Designation and for the authorization, sale, issuance (or reservation for issuance) and delivery of the Securities, and the performance of the Company's obligations hereunder and thereunder, has been taken, other than the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes, and the Investors' Rights Agreement and the Escrow Agreement when executed and delivered will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights. The Certificates of Designation have been filed prior to the Closing with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with their terms and shall not have been amended unless in compliance with their terms.

          2.3 SUBSIDIARIES. Each of the subsidiaries of the Company (the "SUBSIDIARIES") is validly existing, and the Company is the sole record and beneficial owner of the all of the capital stock of each of the Subsidiaries. There is no obligation or commitment of the Company or any Subsidiary to issue shares, options, warrants or other rights with respect to any Subsidiary to any person. The Company has no affiliated companies other than the Subsidiaries and does not otherwise own or control, directly or indirectly, any material equity interest in any other corporation, partnership, association or other business entity except as disclosed in the Financial Statements. The Company is not a party to any material partnership or joint venture.

          2.4 CAPITALIZATION.

               (a) The authorized capital stock of the Company consists of (A) 140,000,000 shares of Common Stock, of which 50,966,713 are issued and outstanding as of the date hereof and (B) 10,000,000 shares of Preferred Stock, $0.01 par value per share (the "PREFERRED STOCK"), of which no shares are issued and outstanding, and of which 700,000 shares are designated as Series A Stock and 340,000 shares are designated as Series A-1 Stock. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable

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federal and state securities laws. Except as set forth in the Financing
Agreements or in Schedule 2.4 of the Disclosure Letter, and except for 11,386,547 shares of Common Stock reserved for issuance under the Company's 1998 Stock Incentive Plan, of which 8,301,509 shares are subject to outstanding options issued under such plan and 1,023,162 shares have been issued and are included in the issued and outstanding Common Stock number listed in the preceding sentence; 2,500,000 shares of Common Stock reserved for issuance under the Company's 2001 Stock Incentive Plan for Non-Officers, of which 2,176,184 shares are subject to outstanding options issued under such plan and 5,188 shares have been issued and are included in the issued and outstanding Common Stock number listed in the preceding sentence; 1,250,000 shares of Common Stock reserved for issuance under the Company's 2001 Equity Compensation Plan, of which 1,250,000 shares have been issued and are included in the issued and outstanding Common Stock number listed in the preceding sentence; 3,000,000 shares of Common Stock reserved for issuance under the Company's 2002 Equity Compensation Plan, of which 248,397 shares have been issued and are included in the issued and outstanding Common Stock number listed in the preceding sentence; and 4,020,412 shares of Common Stock issuable upon the exercise of the warrants listed in Schedule 2.4 of the Disclosure Letter, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) there are no amounts outstanding under, and there will be no amounts due upon termination of, any credit agreement or credit facility; (v) there are no financing statements securing obligations in any amounts greater than Five Hundred Thousand Dollars ($500,000) in the aggregate, filed in connection with the Company; (vi) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (vii) there are no outstanding securities or instruments of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (viii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (ix) the Company does not have any stock appreciation rights or "phantom" stock plans or agreements or any similar plan or agreement.

               (b) ISSUANCE OF SECURITIES. As of the Closing, the Series A Stock and the Series A-1 Stock will have been duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificates of Designation. As of the Closing, at least 12,200,390 shares of Common Stock (subject to adjustment pursuant to the completion of any stock dividend, stock

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subdivision, stock combination, recapitalization, reorganization, consolidation, or merger) will have been duly authorized and reserved for issuance upon conversion of the Series A Closing Shares and upon exercise of the Warrants. As of the Closing, at least 340,000 shares of Series A Stock (subject to adjustment pursuant to the completion of any stock dividend, stock subdivision, stock combination, recapitalization, reorganization, consolidation, or merger) will have been duly authorized and reserved for issuance upon conversion of the Series A-1 Purchased Shares. Upon conversion of the Series A Stock in accordance with the Series A Designation and upon the exercise of the Warrants in accordance with their terms, the shares of Conversion Stock and Warrant Stock, as applicable, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and
(iii) entitled to the rights accorded to a holder of Common Stock. Upon conversion of the Series A-1 Stock in accordance with the Series A-1
Designation, the shares of Series A-1 Conversion Stock shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights accorded to a holder of Series A Stock under the Series A Designation. Subject to the accuracy of the representations and warranties of each of the Purchasers in this Agreement, the issuance by the Company of the Securities is exempt from registration under the Securities Act and applicable state securities laws, and the Securities will be issued in compliance with all applicable state and federal securities laws. The issuance of the Securities are not (and will not be) subject to any preemptive rights or rights of first refusal. Upon the Closing, each share of Series A Stock shall be convertible pursuant to the terms of the Series A Designation into 48.69735 shares of Common Stock. Upon the Closing, each share of Series A-1 Stock shall be convertible pursuant to the terms of the Series A-1 Designation into one share of Series A Stock.

          2.5 SEC FILINGS; FINANCIAL STATEMENTS.

               (a) The Company has filed all forms, reports and documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since the filing of the Company's annual report on Form 10-K for the year ended December 31, 2000. All such forms, reports and documents, including the Company's annual report on Form 10-K for the year ended December 31, 2001, are referred to herein as the "COMPANY SEC REPORTS." As of their respective dates, each of the Company SEC Reports, as of the date filed and as they may have been subsequently amended, (i) were prepared in accordance with all requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, (ii) did not contain any untrue statement of a material fact or did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any of its Subsidiaries are subject are included as part of or specifically identified in the Company SEC Reports or have been specifically identified as material agreements on SCHEDULE 2.5(a) of the Disclosure Letter, and made available, to counsel to the Purchasers.

               (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (collectively, the "FINANCIAL STATEMENTS")

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(i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, and (iii) fairly presented the financial position of the Company at the respective dates thereof and for the periods indicated therein, except in the case of unaudited quarterly financial statements for the omission of certain footnotes and subject to normal and recurring year-end adjustments. The unaudited financial statements of the Company for the period ending May 31, 2002, in the form provided to the Purchasers (the "UNAUDITED 5/31/02 FINANCIAL STATEMENTS"), (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, and
(ii) represented in all material respects the financial position of the Company at the respective dates thereof and for the periods indicated, except for the omission of footnotes and statement of cash flows and subject to normal and recurring year-end adjustments. Except as set forth in the Unaudited 5/31/02 Financial Statements or specifically identified in the Company SEC Reports, the Company has no liabilities, contingent or otherwise, other than obligations and commitments incurred in the ordinary course of business that are not required under generally accepted accounting principles to be reflected in the Unaudited 5/31/02 Financial Statements, in each case which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is not aware of any material liability of any nature, direct or indirect, contingent or otherwise, or any amount not adequately reflected or reserved against in the Unaudited 5/31/02 Financial Statements and notes thereto.

               (c) The Company satisfies the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Investors' Rights Agreement). The Company is not required to file and, if it were to file a registration statement on Form S-3 on the date hereof, would not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC. To the knowledge of the Company, except for the issuance of the Series A Closing Shares, the Additional Series A Shares, the Series A-1 Purchased Shares and the Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is currently contemplated to occur, with respect to the Company or its business, properties, operations, prospects or financial condition, that would be required to be disclosed by the Company under applicable securities laws or the rules and policies of Nasdaq and the Company's listing agreement with Nasdaq, and which has not been publicly disclosed.

          2.6 TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. The Company and its Subsidiaries have good and marketable title to, or in the case of leased properties and assets, valid and enforceable leaseholds or licensed interests in, all of their respective material properties and assets. Such properties and assets are not subject to any material mortgage, pledge, lien, security interest, conditional sales agreement, encumbrance or charge, except liens for current taxes not yet due and payable and mechanics liens incurred in the ordinary course of business. The material properties and assets of the Company and its Subsidiaries are in good condition and repair in all material respects. Except as disclosed in Schedule 2.6 of the Disclosure Letter, such material properties and assets constitute all of the material properties and assets, tangible and

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intangible, of any nature whatsoever, necessary to operate the Company's business as it is currently being operated.

          2.7 INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries (a) own or have sufficient right to use, free and clear of all liens, claims and restrictions, all material patents, trade secrets, inventions, know-how, designs, processes, technical data, trademarks, service marks, trade names, copyrights and other intangible or intellectual property rights ("INTELLECTUAL PROPERTY RIGHTS") (and licenses with respect to the foregoing) needed for or used in the conduct of its business as now conducted and as proposed to be conducted (as set forth in the SEC Reports) without infringing upon or otherwise acting adversely to the right or claimed right of any person or entity under or with respect to any of the foregoing, and (b) are not obligated or under any liability whatsoever to make any material payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Right, with respect to the use thereof or in connection with the conduct of their businesses. Neither the Company nor any of its Subsidiaries are infringing upon or otherwise acting adversely to the right or, to the Company's knowledge, claimed right of any person under or with respect to any Intellectual Property Right. The Company has not received any written or, to the actual knowledge of any directors or executive officers of the Company, other communications alleging that the Company or any of its Subsidiaries have violated any Intellectual Property or other proprietary right of any other person or entity, which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would reasonably be expected to cause a Material Adverse Effect. The Company has no knowledge of any third party that is infringing or improperly using any Intellectual Property Right held by the Company or any of its Subsidiaries, and except as disclosed in the Company SEC Reports neither the Company nor any of its Subsidiaries have instituted any action, suit or proceeding in which an act constituting an infringement of any such Intellectual Property Right was alleged to have been committed by a third party. There is no claim, action or proceeding being made by the Company or any of its Subsidiaries regarding any of the foregoing Intellectual Property Rights of the Company or any of its Subsidiaries or brought or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries regarding any of the foregoing Intellectual Property Rights of the Company or any of its Subsidiaries, or the use of any Intellectual Property Rights of any third party by the Company or any of its Subsidiaries that, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to cause a Material Adverse Effect.

          2.8 PROPRIETARY INFORMATION AGREEMENTS. All current and former employees and consultants of the Company and its Subsidiaries that have or are reasonably expected to contribute to the development of the products or technology of the Company and/or its Subsidiaries are parties to a written confidentiality and invention and proprietary rights assignment agreement substantially in the form previously delivered to counsel for the Purchasers, except where the Company's failure to obtain such agreements, in any single case or in the aggregate, should not be reasonably expected to adversely affect the assets, properties, financial condition, operating results or business of the Company. To the Company's knowledge, none of the current or former employees of the Company or any of its Subsidiaries is, or is alleged to be, in material violation of any employment agreement, non-competition agreement, invention or proprietary information disclosure agreement, or other contract or agreement to which any of them is a party which violation or alleged violation relates to their relationship to the Company, its Subsidiaries, their businesses or operations, or is in material violation of the Confidentiality and Inventions Agreement with the Company or any of its Subsidiaries to which such employee is a party. None of the employees of the Company or its Subsidiaries, to the Company's knowledge, has taken, removed or made use of any material proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer, and the Company and its Subsidiaries has not and will not make use of any such material proprietary items in the business of the Company. The Company and its Subsidiaries have taken all commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, any of the Intellectual Property Rights of the Company and its Subsidiaries.

          2.9 PRIVACY. The Company and its Subsidiaries have obtained any and all necessary consents from customers with regard to their collection and dissemination of personal customer information in accordance in all material respects with any applicable privacy policy published or otherwise communicated by Company and any applicable laws, rules or regulations. The practices of the Company and its Subsidiaries regarding the collection and use of personal customer information are and have been in all material respects in accordance with such privacy policies and with all applicable laws, rules or regulations. The use of the current products and services of the Company and its Subsidiaries by customers for the intended purposes of such products and services, as described in the Company SEC Reports and in the product documentation of the Company and its Subsidiaries, does not violate any laws, rules or regulations regarding the collection, use or disclosure of personal information in any material respect.

          2.10 GOVERNMENTAL PERMITS. The Company and its Subsidiaries have all governmental permits, operating authority, licenses, franchises, certificates, consents, rights and privileges as are necessary to the operation of their businesses as currently conducted, the absence of which would reasonably be expected to cause a Material Adverse Effect (collectively, "PERMITS"). Such Permits are in full force and effect, no material violations have been or are expected to have been recorded in respect of any such Permits, and no material proceeding is pending or threatened that could result in the revocation or limitation of any of such Permits. The Company has not received any written notice of proceedings relating to the revocation or modification of any such Permits. The Company and its Subsidiaries have conducted their businesses in material compliance with all Permits.

          2.11 COMPLIANCE WITH OTHER INSTRUMENTS; NO CONFLICTS. The Company and its Subsidiaries are not in violation, breach or default of any term of their respective certificates of incorporation or bylaws, or, in any material respect, of any term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company or any of its Subsidiaries is a party, or of any provision of any foreign or domestic state or federal judgment, decree, order statute, rule or regulation applicable to or binding upon the Company or any of its Subsidiaries other than such violation, breach or default which has not caused and would not reasonably be expected to cause a Material Adverse Effect. The execution, delivery and performance of the Financing Agreements and the Escrow Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, the performance by the Company of its obligations under the Certificates of Designation, and the issuance of the Securities have not and will not (with or without notice or lapse of time, or both): (a) conflict with or violate, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, indenture or instrument (including, without limitation, any stock option, employee stock purchase or similar plan or any employment or similar agreement) to which the Company or any of its Subsidiaries is a party (including, without limitation, triggering the application of any change of control or similar provision (whether "single trigger" or "double trigger")); (b) violate any provision of the certificates of incorporation or bylaws of the Company or any of its Subsidiaries; (c) result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries, or result in the suspension, revocation, impairment, forfeiture or non-renewal of any material Permit applicable to the operations or assets of the Company or any of its Subsidiaries; or (d) result in a violation by the Company or any of its Subsidiaries of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of NASDAQ). The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, which violation would reasonably be expected to cause a Material Adverse Effect on the Company. The Company is not in violation of the listing requirements of NASDAQ or its listing agreement with Nasdaq.

          2.12 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, overtly threatened in writing or, to the actual knowledge of any directors or executive officers of the Company, by other means against the Company or any of its Subsidiaries or its or their properties before any court, governmental agency, public board or self-regulatory organization (other than ordinary course litigation that, if determined adversely to the Company, would not be reasonably be expected to cause a Material Adverse Effect).

          2.13 EMPLOYEES. The Company SEC Reports accurately describe, as of the date of this Agreement, the employee benefit plans and arrangements of the Company and its Subsidiaries therein described. Except as disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its or their assets is bound by or subject to) any arrangement with any labor union and neither the Company nor any of its Subsidiaries has any collective bargaining agreements covering any of its employees. There is no pending or, to the best of the Company's knowledge, threatened union organizing effort or labor dispute involving the Company or any of its Subsidiaries and any group of its or their employees. Subject to applicable law and to the terms of employment agreements described in Schedule 2.13, copies of which have been provided to the Purchasers, the employment of each officer and employee of the Company or any of its Subsidiaries is terminable at the will of the Company. The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, equal employment opportunity and with other laws related to employment. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

          2.14 INSURANCE. The Company has obtained and maintains in full force and effect fire, casualty, directors' and officers' liability and other and liability insurance policies with recognized insurers with such coverages as are customary for companies in businesses similarly situated. The Company has not been refused any insurance coverage sought or applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially in excess of current levels.

          2.15 MATERIAL CONTRACTS AND OBLIGATIONS.

               (a) Except for the contracts and agreements filed as exhibits to the Company SEC Reports, Schedule 2.15(a) of the Disclosure Letter contains a complete list of all contracts to which the Company or any of its Subsidiaries are a party, or to which any of their respective assets or properties are subject, in each case which are, or would reasonably be expected to become, significant or material to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

               (b) There are no existing, pending or, to the actual knowledge of any directors or executive officers of the Company, threatened claims for indemnification with respect to infringement or misappropriation (or alleged or potential infringement or misappropriation) of intellectual property rights under any material agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, except for claims arising after December 31, 2001 that have been settled, satisfied or otherwise resolved in full prior to the date hereof.

               (c) Neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, is any other party in default under or material violation of any contract listed on Schedule 2.15(a) of the Disclosure Letter or referenced in Section 2.15(a) to which the Company or any of its Subsidiaries is a party.

          2.16 TAX RETURNS AND PAYMENTS. The Company and its Subsidiaries have accurately prepared and timely filed all tax returns (foreign, federal, state and local) required to be filed by them or obtained extensions therefor. All taxes shown to be due and payable on said returns, any assessments received, and all other taxes due and payable by the Company or any of its Subsidiaries on or before the date hereof have been paid or will be paid prior to the time they become delinquent. The federal income and state income franchise tax, sales or use tax returns of the Company and its Subsidiaries have not been audited by any governmental authority since January 1, 2001. No material deficiency assessment or proposed adjustment of the Company's or any of its Subsidiaries' foreign or federal income tax or state or local taxes is pending and the Company has no knowledge of any proposed material liability for any tax to be imposed upon its properties or assets for which the Company has not adequately reserved. The provision for taxes of the Company and its Subsidiaries as shown in the Financial Statements is materially adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code and has not made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would reasonably be expected to cause a Material Adverse Effect on the Company.

          2.17 NO OTHER AGREEMENTS RELATING TO VOTING OR TRANSFER. Except as contemplated by the Financing Agreements and the Company's Certificate of Incorporation, there is no agreement between the Company, any of its Subsidiaries, or any of officers or directors of the Company or any of its Subsidiaries, that directly affects or relates to the voting of or giving of consents or approvals with respect to any voting security.

          2.18 CERTAIN TRANSACTIONS. Except as disclosed in the Company SEC Reports, (i) the Company and its Subsidiaries are not directly or indirectly indebted to any officers or directors of the Company or any of its Subsidiaries, or to any member of his or her immediate family, in any amount whatsoever, or to any holder of more than five percent (5%) of the Company's outstanding Common Stock, (ii) no holder of more than five percent (5%) of the Company's outstanding Common Stock or any of the Company's Subsidiaries, or officer or director of the Company or any of its Subsidiaries, or member of his or her immediate family, has incurred any indebtedness for borrowed money, or incurred any other liabilities, to the Company or any of its Subsidiaries, of greater than $60,000, or has any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation that currently directly competes with the Company or any of its Subsidiaries (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded), (iii) none of the officers or directors of the Company and its Subsidiaries, or member of his or her immediate family, is directly or indirectly interested in or party to any contract or commercial or financial relationship with the Company or any of its Subsidiaries with a value exceeding $100,000, and (iv) the Company and its Subsidiaries are not guarantors or indemnitors of any material indebtedness of any other person, firm or corporation.

          2.19 CHANGES. Since March 31, 2002 there has not been:

               (a) any development, condition or circumstance which has had or should reasonably be expected to have a Material Adverse Effect;

               (b) any material damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company or any of its Subsidiaries (as such business is presently conducted);

               (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business;

               (d) any waiver by the Company or any of its Subsidiaries of a material right or of a material debt owed to it;

               (e) any change or amendment to a material contract or material arrangement by which the Company, any of its Subsidiaries or any of its assets or properties is bound or subject, except in the ordinary course of business which have not been in the aggregate materially adverse;

               (f) any material change in any compensation arrangement or agreement with any officer, or any employee or group of employees who receive, in the aggregate, a material amount of cash, options and other remuneration under such arrangement(s) or agreement(s), of the Company or any of its Subsidiaries;

               (g) any sale, assignment, license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any of its Subsidiaries other than non-exclusive licenses in the ordinary course of business;

               (h) any resignation or termination of employment of any officer of the Company or any of its Subsidiaries; and the Company does not know of the impending resignation or termination of employment of any such officer;

               (i) to the actual knowledge of any director or executive officer of the Company, receipt of notice that there has been a loss of, or order cancellation by, any major customer of the Company or any of its Subsidiaries;

               (j) any loans made by the Company or any of its Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families in excess of $250,000 individually or in the aggregate, other than travel advances and other advances made in the ordinary course of its business, or any guarantees made by the Company or any of its subsidiaries to or for the benefit of any of the foregoing persons other than in the ordinary course;

               (k) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct redemption, purchase or other acquisition of any of such stock by the Company or any of its Subsidiaries;

               (l) any other event or condition of any character that the Company believes would reasonably be expected to cause a Material Adverse Effect; or

               (m) any agreement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 2.19.

          2.20 EMPLOYEE BENEFIT PLANS. The Company and its Subsidiaries have materially complied with all applicable material local, state and federal regulations with respect to each employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement and employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

          2.21 ENVIRONMENTAL AND SAFETY LAWS. The Company and its Subsidiaries
(a) are in material compliance with any and all Environmental Laws, (b) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business, (c) are in material compliance with all terms and conditions of any such permit, license or approval and (d) have no material expenditures that are or, to Company's knowledge, will be required in order to comply with any such Environmental Laws. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) as they currently exist, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          2.22 NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within in the meaning of Regulation D under the Securities Act) in connection with the offer or sale of Securities.

          2.23 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

          2.24 FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of his actions for, or on behalf of, the Company or any of its Subsidiaries used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          2.25 INTERNAL ACCOUNTING CONTROLS. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with general accepted accounting principles and to maintain asset and liability accountability and (iii) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization.

          2.26 APPLICATION OF TAKEOVER PROTECTIONS. The Company and its Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Purchasers' ownership of the Securities, or as a result of the acquisition by the Purchasers of additional shares of Common Stock (whether then-outstanding or newly issued).

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, as of the date of the Agreement and as of the Closing and the Additional Closing, but only with respect to such Purchaser, as follows:

          3.1 AUTHORIZATION. All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance by Purchaser of the Financing Agreements has been taken, and the Financing Agreements, when executed and delivered by the Purchaser, will constitute valid and binding obligations of Purchaser, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditor's rights.

          3.2 INVESTMENT. Purchaser (i) is acquiring the Series A Closing Shares, the Series A-1 Purchased Shares, the Additional Closing Shares (if any) and the Warrants, (ii) upon conversion of the Series A Closing Shares and the Additional Closing Shares (if any), will acquire the Conversion Stock then issuable upon conversion thereof. (iii) upon conversion of the Series A-1 Purchased Shares, will acquire the Series A-1 Conversion Stock then issuable upon conversion thereof and (iv) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (each of the foregoing securities to be acquired by the Purchaser hereunder, or upon conversion or exercise of securities acquired hereunder, are collectively referred as the "SECURITIES"), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. Purchaser understands that the Securities to be purchased by Purchaser have not been and will not be (except as contemplated by the Investors' Rights Agreement) registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

          3.3 EXPERIENCE; ACCREDITED INVESTOR. Purchaser has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Securities and protecting its own interests in connection with such investment. Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

          3.4 RULE 144. Purchaser acknowledges that the Securities are restricted securities within the meaning of applicable securities laws, have not been registered under the Securities Act, and must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. The Securities will bear a legend reflecting these conditions on transferability thereof.

          3.5 INFORMATION. Purchaser believes Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and an opportunity to review the Company's facilities. Purchaser represents and acknowledges that it believes it has had an opportunity to ask questions and receive answers from the Company's officers, employees and directors regarding the terms and conditions of the offering of the Securities. Purchaser has sought such advice as Purchaser has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The foregoing, however, does not limit or modify any Purchaser's rights under this Agreement including, without limitation, the representations and warranties of the Company in this Agreement or the right of the Purchasers to rely thereon.

          3.6 FURTHER LIMITATIONS ON DISPOSITIONS. Without in any way limiting the representations set forth above, Purchaser further agrees that, if at the time of any transfer of any Securities, such Securities shall not be registered under the Securities Act, prior to any disposition of all or any portion of the Securities, the Company may require, as a condition of allowing such transfer, that the holder or transferee furnish to the Company (i) such information as is appropriate to establish that such transfer may be made without registration under the Securities Act; and (ii) at the expense of the holder or transferee, an opinion by legal counsel designated by such holder or transferee and reasonably satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Securities Act. No such opinion of the Counsel shall be necessary for any transfer to any person or entity that is deemed to be an "affiliate" of the Purchaser for purposes of the Securities Act, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were an original Purchaser hereunder. Notwithstanding the foregoing, with the prior written consent of the Company, which consent shall not be unreasonably withheld, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other agreement arising hereunder; provided that in order to make any sale, transfer or assignment of Securities, such Purchaser and its pledgee must make such disposition in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

          3.7 RESIDENCE. Purchaser is a resident of that jurisdiction specified in its address listed on EXHIBIT A.

          3.8 CONFIDENTIALITY. Purchaser shall not disclose or provide to any other person or entity any non-public information or materials, or copies thereof, whatsoever about the Company, disclosed or made available to the Purchasers in connection with the transactions contemplated hereby, or in Purchaser's capacity as stockholder of the Company; provided, however, that Purchaser may disclose such information to the Purchasers' legal and financial advisors in connection with advice to be rendered by them to the Purchasers, or to Purchaser's investors or potential investors or affiliates, or to any transferee or potential transferee of the Securities if such transfer is made in compliance with all the terms and conditions of this Agreement. Prior to such disclosure, Purchasers shall: (i) advise such legal and financial advisors or Purchaser's investors or potential investors or affiliates, or transferees or potential transferee, as the case may be, that each of them shall not further disclose such information or materials to any other person or entity or utilize such information or materials for the benefit of any person or entity other than the Company or the Purchasers, or such transferee, in the capacity of a stockholder of the Company, or in connection with the transactions contemplated hereby; and (ii) ensure that each such person or entity executes an nondisclosure agreement in favor of the Company, the form of which is customary for general commercial transactions. The nondisclosure obligations set forth above shall not apply to any information which the Company determines in writing shall not be the subject of such nondisclosure obligations, nor shall such obligations apply to any information which, by applicable law, the Company may not prohibit the Purchasers from disclosing. The Purchasers may disclose any information to any governmental authority having jurisdiction over it, provided that the Company when reasonably possible shall be given reasonable advance written notice of Purchaser's intent to disclose any information covered under this Section 3.8 unless Purchaser is precluded from doing so by applicable law.

          3.9 GENERAL SOLICITATION. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

          3.10 BROKER-DEALER. Neither Purchaser nor any Affiliate of Purchaser is a registered broker-dealer under the rules and regulations of the SEC and NASD.

     SECTION 4. CONDITIONS TO PURCHASERS' OBLIGATIONS.

          4.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING AND THE ADDITIONAL CLOSING. The obligation of each Purchaser hereunder to purchase Series A Closing Shares and Series A-1 Purchased Shares at the Closing, and the obligation of each Additional Closing Purchaser hereunder to purchase Additional Closing Shares at the Additional Closing, if any, is subject to the fulfillment on or prior to the Closing or the Additional Closing, as applicable, of each of the following conditions, provided that these conditions are for each such Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with written notice thereof.

               (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing (with respect to the Closing) or the Additional Closing (with respect to the Additional Closing) with the same force and effect as if they had been made on and as of the same date.

               (b) COVENANTS. All covenants, agreements, and conditions in this Agreement required to be performed or complied with by the Company on or prior to the Closing (with respect to the Closing) or the Additional Closing (with respect to the Additional Closing) shall have been performed or complied with in all material respects by the Company.

               (c) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser or the Additional Closing Purchaser, as applicable.

               (d) PERMITS. All governmental and third party Permits, filings and waivers necessary for consummation of the transactions to be consummated at the Closing (with respect to the Closing) or the Additional Closing (with respect to the Additional Closing) shall have been obtained.

               (e) FILING OF DESIGNATIONS. The Series A Designation and the Series A-1 Designation shall have been filed with the Secretary of State of the State of Delaware.

               (f) GOOD STANDING CERTIFICATES. The Company shall have delivered a certificate of status dated as of a date no more than three (3) business days prior to the Closing (with respect to the Closing) or the Additional Closing (with respect to the Additional Closing) issued by the Secretary of State of the State of Delaware to the effect that the Company is legally existing and in good standing.

               (g) SECRETARY'S CERTIFICATE. The Company shall have delivered a certificate executed by the Secretary or Assistant Secretary of the Company dated as of the Closing (with respect to the Closing) or the Additional Closing (with respect to the Additional Closing) certifying to the following matters:
(i) the resolutions adopted by the Board relating to the transactions contemplated by this Agreement, (ii) the Company's certificate of incorporation as of the Closing (with respect to the Closing) or the Additional Closing (with respect to the Additional Closing), including the Series A Designation and Series A-1 Designation, as certified by the Delaware Secretary of State, (iii) the Bylaws of the Company; and (iv) incumbency of the officers of the Company authorized to execute the Financing Agreements and the Warrants.

               (h) STOCK CERTIFICATES AND WARRANTS. The Company shall have executed and delivered: (i) with respect to the Closing, certificates for the Series A Closing Shares and the Series A-1 Purchased Shares purchased by such Purchaser at the Closing (in such denominations as the Purchaser shall request) and the Series A Closing Warrant, the Series A-1 Closing Warrant and the Contingent Warrant to be issued to such Purchaser at the Closing, or (ii) with respect to the Additional Closing, certificates for the Additional Closing Shares purchased by such Additional Closing Purchaser at the Additional Closing (in such denominations as the Additional Closing Purchaser shall request) and the Additional Warrant to be issued to such Additional Closing Purchaser at the Additional Closing.

               (i) FINANCING AGREEMENTS. The Company shall have executed each of the Financing Agreements and delivered the same to such Purchaser or Additional Closing Purchaser, as applicable.

               (j) COMPLIANCE CERTIFICATE. The Chief Executive Officer and Chief Financial Officer of the Company shall have executed and delivered as of the Closing or the Additional Closing, as applicable, a certificate certifying that the conditions specified in Sections 4.1(a), (b), and (o) have been fulfilled.

               (k) OPINION OF COUNSEL. Such Purchaser or Additional Purchaser, as applicable, shall have received an opinion of Proskauer Rose LLP, counsel to the Company, as of the Closing or the Additional Closing, as applicable, in substantially the form as attached hereto as EXHIBIT I.

               (l) LISTING OF COMMON STOCK. The Common Stock shall be designated for quotation on either the NASDAQ National Market or the NASDAQ SmallCap Market, and shall not have been suspended by the SEC or NASDAQ from trading on such market, and the Conversion Stock shall have been approved for listing on such market, subject only to notice of issuance and, in the case of the Common Stock issuable upon conversion of the Series A-1 Conversion Stock, approval by the Company's stockholders.

               (m) RESERVATION OF COMMON STOCK. The Company shall have reserved out of its authorized and unissued Common Stock: (a) with respect to the Closing, solely for the purpose of effecting the conversion of the Series A Purchased Shares and of the Series A-1 Conversion Stock into Common Stock, and the exercise of the Closing Warrants and the Contingent Warrants for Common Stock, at least 27,783,541 shares of Common Stock, and (b) with respect to the Additional Closing, solely for the purpose of effecting the conversion of the Additional Closing Shares into Common Stock and the exercise of the Additional Warrants for Common Stock, at least 10,713,416 shares of Common Stock.

               (n) NO INJUNCTIONS. No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents or arguably prevents the consummation of the transactions contemplated by the Financing Agreements, nor shall any proceeding have been commenced or threatened with respect to the foregoing.

               (o) NO MATERIAL ADVERSE EFFECT. Between the time of the execution of this Agreement and the Closing or the Additional Closing, as applicable, there shall have been no development, condition or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

               (p) TRANSFER AGENT CERTIFICATE. The Company shall have caused to be delivered a certificate executed by the transfer agent of the Company dated as of the Closing of the Additional Closing, as applicable, certifying the total number of shares of Common Stock of the Company outstanding as of the day immediately prior to the Closing or the Additional Closing, as applicable.

          4.2 ADDITIONAL CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. The obligation of each Purchaser hereunder to purchase Series A Closing Shares and Series A-1 Purchased Shares at the Closing is subject to the fulfillment on or prior to the Closing of each of the following conditions (in addition to the conditions in Section 4.1 above), provided that these conditions are for each such Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with written notice thereof.

               (a) ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by the Company and the Escrow Agent.

               (b) BOARD OF DIRECTORS. The number of authorized members of the Board shall be eight (8) effective upon the Closing; at the request of Sunra, Joseph Waechter shall have been appointed to the Board effective as of the Closing to serve as one of the "SERIES A DIRECTORS" (as defined in the Series A Designation) and, to the extent Mr. Waechter has been appointed to the Board, the Company shall have entered into an indemnification agreement with Mr. Waechter reasonably acceptable to the Purchasers.

               (c) RESERVATION OF SERIES A STOCK. The Company shall have reserved out of its authorized and unissued Series A Stock, solely for the purpose of effecting the conversion of the Series A-1 Purchased Shares into Series A Stock, at least 340,000 shares of Series A Stock.

               (d) EXECUTIVE AGREEMENT. The Company and certain employees of the Company listed on the signature page to the Amendments to Employment Agreements for Certain Senior Executives in the form attached hereto as EXHIBIT J (the "EXECUTIVE AGREEMENT") shall have duly executed and delivered the Executive Agreement to each Purchaser.

          4.3 ADDITIONAL CONDITIONS TO ADDITIONAL CLOSING PURCHASERS' OBLIGATIONS AT THE ADDITIONAL CLOSING. The obligation of each Additional Closing Purchaser hereunder to purchase Additional Closing Shares at the Additional Closing is subject to the fulfillment on or prior to the Additional Closing of each of the following conditions (in addition to the conditions in Section 4.1 above), provided that these conditions are for each such Additional Closing Purchaser's sole benefit and may be waived by such Additional Closing Purchaser at any time in its sole discretion by providing the Company with written notice thereof.

               (a) STOCKHOLDER APPROVAL. At a meeting duly called at which a quorum shall be present, in person or by proxy, the stockholders of the Company shall have, in satisfaction of Nasdaq stockholder approval requirements, approved the issuance of the Series A-1 Conversion Stock, the Additional Closing Shares (including the Conversion Stock issuable upon conversion thereof), and the Additional Closing Warrants (including the Common Stock issuable upon exercise thereof) (the "NASDAQ CAP SHARES"), or such other action shall have been taken by the stockholders of the Company as shall have satisfied the stockholder approval requirements of Nasdaq with respect to such issuance of the Nasdaq Cap Shares.

     SECTION 5. CONDITIONS TO COMPANY'S OBLIGATIONS

          5.1 CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING AND THE ADDITIONAL CLOSING. The Company's obligation to issue, sell and deliver the Series A Closing Shares, the Series A-1 Purchased Shares, the Closing Warrants and the Contingent Warrants at the Closing, and the Company's obligation to issue, sell and deliver the Additional Closing Shares and the Additional Closing Warrants at the Additional Closing, is subject to the fulfillment at or prior to the Closing or the Additional Closing, as applicable, of the following conditions, any of which may be waived in whole or in part by the Company at any time in its sole discretion by providing the Purchasers with written notice thereof.

               (a) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchasers in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing or the Additional Closing, as applicable, with the same force and effect as if they had been made on or as of the same date.

               (b) PAYMENT OF THE PURCHASE PRICE. The Purchasers or the Additional Closing Purchasers, as applicable, shall have delivered to the
Company: (i) with respect to the Closing, the aggregate Purchase Price Per Share for the Series A Closing Shares and Series A-1 Purchased Shares purchased at the Closing, and (ii) with respect to the Additional Closing, the aggregate Purchase Price Per Share for the Additional Closing Shares purchased at the Additional Closing.

               (c) FINANCING AGREEMENTS. The Purchasers or the Additional Closing Purchasers, as applicable, shall have executed each of the Financing Agreements and delivered the same to the Company.

               (d) COVENANTS. All covenants, agreements, and conditions in this Agreement required to be performed or complied with by the Purchasers or the Additional Purchasers, as applicable, on or prior to the Closing (with respect to the Closing) or the Additional Closing (with respect to the Additional Closing) shall have been performed or complied with in all material respects by such Purchasers or Additional Purchasers.

               (e) NO INJUNCTIONS. No temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which prevents or arguably prevents the consummation of the transactions contemplated by the Financing Agreements, nor shall any proceeding have been commenced or threatened with respect to the foregoing.

          5.2 ADDITIONAL CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligation to issue, sell and deliver the Series A Closing Shares, the Series A-1 Purchased Shares, the Closing Warrants and the Contingent Warrants at the Closing, is subject to the fulfillment at or prior to the Closing of the following conditions (in addition to the conditions set forth in Section 5.1 above), any of which may be waived in whole or in part by the Company at any time in its sole discretion by providing the Purchasers with written notice thereof.

               (a) ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by the Purchasers and the Escrow Agent.

               (b) EXECUTIVE AGREEMENT. The Executive Agreement shall have been duly executed and delivered by the Purchaser and each employee of the Company listed on the signature page thereto.

          5.3 ADDITIONAL CONDITIONS TO COMPANY'S OBLIGATIONS AT THE ADDITIONAL CLOSING. The Company's obligation to issue, sell and deliver the Additional Closing Shares and the Additional Closing Warrants at the Additional Closing is subject to the fulfillment at or prior to the Additional Closing of the following conditions (in addition to the conditions set forth in Section 5.1 above), any of which may be waived in whole or in part by the Company at any time in its sole discretion by providing the Additional Closing Purchasers with written notice thereof.

               (a) STOCKHOLDER APPROVAL. At a meeting duly called at which a quorum shall be present, in person or by proxy, the stockholders of the Company shall have, in satisfaction of Nasdaq stockholder approval requirements, approved the issuance of the Nasdaq Cap Shares, or such other action shall have been taken by the stockholders of the Company as shall have satisfied the stockholder approval requirements of Nasdaq with respect to such issuance of the Nasdaq Cap Shares.

     SECTION 6. COVENANTS. The parties hereby covenant and agree as follows:

          6.1 BOARD OF DIRECTORS MATTERS. The Company shall (i) increase the size of the Board to eight effective no later than the Closing, shall (ii) appoint Joseph Waechter as a member of the Board effective immediately after the Closing to serve as one of the Series A Directors, and shall (iii) take all action reasonably available to it to appoint the Additional Director (as defined below) as a member of the Board effective immediately after the issuance of Series A-1 Conversion Stock to serve as the other Series A Director. For purposes of the preceding sentence, the "ADDITIONAL DIRECTOR" means a person nominated by the holders of a majority of the then outstanding shares of Series A Preferred Stock, the name of which nominee shall be conveyed by such holders to the Company. The Company agrees to appoint Joseph Waechter to the Board committee(s) responsible for searching for and recommending candidates for executive management positions and approving compensation of executive officers. The Company also agrees to place either or both Series A Directors, upon their request, on the audit, compensation and other committees, if such Series A Directors are qualified to serve on such committees under applicable Nasdaq rules. The Company shall enter into an indemnification agreement reasonably acceptable to the Purchasers with each Series A Director.

          6.2 OBLIGATIONS. Subject to any party's right to terminate this Agreement pursuant to Section 7.1, each party shall use reasonable best efforts to satisfy in a timely manner each of the conditions to be satisfied by it as provided in Section 4 (in the case of the Company) or Section 5 (in the case of the Purchasers).

          6.3 FORM D AND BLUE SKY. The Company agrees to file timely a Form D with the SEC with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing and the Additional Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the applicable Securities for, sale to the Purchasers or the Additional Closing Purchasers, as applicable, at the Closing and the Additional Closing, as applicable, pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers and the Additional Closing Purchasers on or prior to the Closing and the Additional Closing, as applicable. The Company shall make all timely filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing and the Additional Closing.

          6.4 REPORTING STATUS. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration ("RULE 144"), the Company shall take all action reasonably available to: (1) make and keep public information available, as those terms are understood and defined in Rule 144; and (2) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act. This Section 6.4 shall terminate with respect to a Purchaser when such Purchaser is able to sell pursuant to Rule 144(k): (a) all the shares of Common Stock acquired hereunder then held by such Purchaser, and (b) all the shares of Common Stock issuable to such Purchaser upon conversion or exercise of any Series A Stock or Warrants (assuming exercise on a "cashless" exercise basis) acquired hereunder: (i) then held by such Purchaser or (ii) issuable upon conversion of any Series A-1 Stock acquired hereunder then held by such Purchaser.

          6.5 RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Stock, and one hundred percent (100%) of the number of shares of Series A Stock needed to provide for the issuance of the Series A-1 Conversion Stock, without regard to any limitations on conversions or exercise.

          6.6 LISTING. The Company shall promptly secure the listing of all of the Common Stock issuable upon conversion or exercise, as applicable, of the Series A Closing Shares, the Additional Closing Shares, the Warrants and the Series A-1 Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, shall use commercially reasonable efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all of the shares of Common Stock issuable from time to time under the terms of the Financing Agreements. So long as any Securities are outstanding, the Company shall maintain the Common Stock's authorization for quotation or listing on the Nasdaq.

          6.7 TRANSFER AGENT MATTERS. The Company and the Purchasers shall agree, prior to the Closing, on a form of letter of instruction to be delivered to the Company's transfer agent regarding the issuance of the Securities (which shall include, among other matters, irrevocable instructions to issue certificates upon conversion of the Series A Closing Shares, the Series A-1 Purchased Shares, the Additional Closing Shares and the Series A-1 Conversion Shares). The Company shall, prior to or as of the Closing, deliver to the transfer agent an executed copy of such letter authorizing the transfer agent to issue, pursuant to the instructions in the letter, the Securities.

          6.8 CERTAIN TAX MATTERS. The Purchasers and the Company shall, prior to the each of the Closing and the Additional Closing, if any, agree in writing on how to allocate the aggregate purchase price paid at such Closing and Additional Closing among the Series A Closing Shares, the Additional Closing Shares, the Series A-1 Purchased Shares and the Warrants, as applicable.

          6.9 PRESS RELEASE. The Company shall issue a press release or other announcement of this Agreement and the transactions contemplated hereby in such form as mutually agreed by the Company and the Purchasers, promptly following the Closing. The Purchasers shall not issue any press release or make any other public statement with respect to the Financing Agreements or the transactions contemplated thereby, except as required by law.

          6.10 TRANSACTIONS WITH CERTAIN STOCKHOLDERS. So long as any Series A Stock, Series A-1 Stock or Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its stockholders who beneficially own 10% or more of the Common Stock (excluding any shares of Common Stock purchased on the open market) (each a "RELATED PARTY"), except for (a) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (b) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company, or (c) except as set forth on Schedule
6.10. For purposes of this Section 6.10, (i) any director who is also an officer of the Company or any Subsidiary shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement, and (ii) beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act.

          6.11 EXCLUSIVITY. Without the prior approval of the Purchasers, until the earlier to occur of: (i) the first date on which the Purchasers are entitled to deliver a valid "Redemption Request" (as defined in Section 6.1 of the Series A-1 Designation); (ii) the Automatic Conversion Date (as defined in Section 5.1(a) of the Series A-1 Designation); and (iii) or the termination of this Agreement pursuant to its terms, neither the Company nor any of the Company's directors, officers, employees, agents or representatives will solicit, facilitate, encourage, entertain, discuss, negotiate or accept or enter into any offer, inquiry or proposal from or any agreement with any party other than the Purchasers concerning any issuance of shares or instruments that are convertible into, or exercisable to purchase, shares such that the shares issued or issuable in the aggregate represents more than five percent (5%) of the Company's fully-diluted capitalization (other than or in connection with (x) any Sale Transaction (as defined in the Series A Designation) or (y) an acquisition of another corporation or business entity by the Company that would not require approval by the Company's stockholders and is not primarily for financing purposes) (any such transaction, a "COMPETING TRANSACTION"), or provide any confidential information of the Company to any party other than Purchasers concerning any such Competing Transaction. The Company shall notify the Purchasers promptly of any proposals by third parties with respect to a Competing Transaction. The Company shall deal exclusively with the Purchasers notwithstanding any such third party proposals.

          6.12 COMPANY STOCKHOLDER MEETING. The Company will take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws to convene a special meeting of the stockholders of the Company (including any adjournment thereof, the "COMPANY STOCKHOLDER MEETING") for the purpose of adopting and approving: (i) the issuance of the Nasdaq Cap Shares, (ii) a combination of up to thirty (30) outstanding shares of Common Stock into one share of Common Stock at the discretion of the Board, and (iii) certain matters identified in the Executive Agreement (the "BOARD PROPOSALS"). The Company shall use its best efforts to schedule and hold the Company Stockholder Meeting as soon as practicable after:
(a) if the Proxy Statement (as defined below) is not reviewed by the SEC, the expiration of the 10 calendar day period set forth in Rule 14a-6 under the Exchange Act or, (b) if the Proxy Statement is reviewed by the SEC, the date on which the SEC has cleared the Proxy Statement for distribution, but in any event on or before October 15, 2002 (the "STOCKHOLDER MEETING DEADLINE"). The Company shall take all action reasonably available to it to ensure that the Company Stockholder Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholder Meeting are solicited, in compliance with the Delaware General Corporation Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements. The Company may adjourn the Company Stockholder Meeting if as of the time for which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting.

          6.13 PROXY STATEMENT. The Company shall provide each stockholder entitled to vote at the Company Stockholder Meeting with a proxy statement filed with the SEC (the "PROXY STATEMENT"), which has been previously reviewed by Purchasers and counsel of their choice (and with respect to which the Company has provided Purchasers and their counsel with an opportunity to comment), soliciting each such stockholder's affirmative vote at the Company Stockholder Meeting for adoption and approval of the Board Proposals (such affirmative approval being referred to herein as the "STOCKHOLDER APPROVAL"), and the Company shall solicit and use its best efforts to obtain its stockholders' adoption and approval of the Board Proposals at the Company Stockholder Meeting and at any postponement or adjournment thereof. The Company shall promptly notify the Purchasers of any comments by the SEC on the Proxy Statement and shall provide the Purchasers with a copy of such comments.

          6.14 BOARD RECOMMENDATION.

               (a) RECOMMENDATION. Subject to Section 6.14(b) below: (i) the Board shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve the Board Proposals at the Company Stockholder Meeting;
(ii) the Proxy Statement shall include a statement to the effect that the Board has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve the Board Proposals at the Company Stockholder Meeting; and
(iii) neither the Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Purchasers, the unanimous recommendation of the Board that the Company's stockholders vote in favor of and adopt and approve the Board Proposals.

               (b) ACQUISITION PROPOSAL. Nothing in this Agreement shall prevent the Board from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Board Proposals if (i) an Acquisition Proposal (as defined below) is made to the Company and is not withdrawn, (ii) the Company shall have provided written notice to the Purchasers (a "NOTICE OF ACQUISITION PROPOSAL") advising Purchasers that the Company has received a Acquisition Proposal, specifying all of the material terms and conditions of such Acquisition Proposal and identifying the person or entity making such Acquisition Proposal, (iii) the Board concludes in good faith, after consultation with its outside counsel, that, in light of such Acquisition Proposal, the withholding, withdrawal, amendment or modification of such recommendation is required or necessary in order for the Board to comply with its fiduciary obligations to the Company's stockholders under applicable law and
(iv) the Company shall not have violated any of the restrictions set forth in
Section 6.11 or this Section 6.14. For purposes of this Agreement "ACQUISITION PROPOSAL" shall mean a bona fide written offer made by a third party to consummate any of the following transactions: (i) a possible merger or consolidation of Company with or into any other entity or (ii) a disposition of all or substantially all of the assets of Company.

          6.15 EQUITY LINE. For a period of one year from the Closing, the Company shall not issue any securities pursuant the Common Stock Purchase Agreement dated March 2001 by and between the Company, and Maya Cove Holdings Inc., a British Virgin Islands corporation, or any other agreement related thereto, without approval of the Board (including at least one of the Series A Directors).

          6.16 COMPLIANCE WITH LAW. Each Purchaser agrees that, prior to December 31, 2002, such Purchaser shall not engage in any short sales, contracts or options to sell, or other hedging activities with respect to the Conversion Stock.

          6.17 REDEMPTION FUNDS. While any shares of Series A-1 Stock remain outstanding, the Company shall maintain sufficient legally available funds to permit redemption in full of all then outstanding Series A-1 Stock pursuant to the terms of the Series A-1 Designation under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws.

          6.18 EXECUTIVE BONUSES. The Company shall not compensate, in any manner, any of the executive officers whose names appear on the signature page to the Executive Amendments other than as expressly provided in such executive officers' respective employment agreements, each as amended by the Executive Amendments ("EXPECTED COMPENSATION"), for the fiscal year ending December 31, 2002. The Company shall not otherwise avoid or seek to avoid carrying out the intent of this Section 6.18 and the Executive Amendments, which is to reduce and limit the amount of compensation to be paid to the executive officers referred to above for the fiscal year ending December 31, 2002 (whether or not such compensation is actually paid in 2002), but shall act at all times in good faith to ensure that no compensation other than Expected Compensation is paid or accrued with respect to such executive officers for the fiscal year ending December 31, 2002. Notwithstanding the foregoing provisions of this Section 6.18, this Section 6.18 shall not apply to compensation arrangements approved by the Board (including at least one of the Series A Directors).

     SECTION 7. MISCELLANEOUS

          7.1 TERMINATION. This Agreement may be terminated at any time by mutual written consent of the Company and Purchasers who have agreed to purchase, or who have purchased, a majority of the Series A Closing Shares and Series A-1 Purchased Shares.

          7.2 WAIVERS AND AMENDMENTS. Neither this Agreement nor any term hereof may be amended except by a written instrument signed by the Company and Purchasers holding a majority of the shares of Common Stock purchased hereunder, assuming the prior conversion or exercise, as the case may be, of all the then-outstanding Warrants and shares of Series A Stock into shares of Common Stock (assuming prior conversion of all then outstanding shares of Series A-1 Stock into Series A Stock). This Agreement may not be waived except by an instrument in writing executed by the party entitled to the benefits thereby waived. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be, or construed to be, a further or continuing waiver of any such term, provision or condition, or as a waiver of any other term, provision or condition of this Agreement.

          7.3 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the Southern District of New York for the adjudication of any dispute hereunder.

          7.4 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchasers and the closing of the transactions contemplated hereby until the earlier of (i) the first anniversary of the earlier of the date the Series A-1 Stock is converted into Series A Stock or the Company receives a "Redemption Request" (as defined in Section 6.1 of the Series A-1 Designation) delivered in accordance with Section 6.1 of the Series A-1 Designation, or (ii) the date on which the Purchasers have sold or otherwise transferred (other than to their affiliates) all the Securities issued to such Purchasers hereunder. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          7.5 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Notwithstanding anything else herein to the contrary, each of the Purchasers may freely assign its rights hereunder to any person or entity that is deemed to be an "affiliate" of such Purchaser for purposes of the Securities Act.

          7.6 ENTIRE AGREEMENT. This Agreement (i) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and supercedes all prior understandings and agreements relating to the subjects hereof, whether written or oral between the parties hereof and
(ii) terminates any and all rights the parties may have had that arose under or in connection with all prior understanding and agreements, including in each case all prior term sheets between the Company and any or all of the Purchasers.

          7.7 SEVERABILITY OF THIS AGREEMENT. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          7.8 PLACEMENT AGENT'S FEE. The Purchasers acknowledge that the Company intends to pay a fee to Merchants Group International pursuant to that certain letter agreement, dated as of June 28, 2002, between Merchants Group International and the Company in connection with the sale of the Securities to the Purchasers, in its capacity as the placement agent for the Series A Purchased Shares, the Additional Series A Purchased Shares and the Series A-1 Purchased Shares. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Series A Purchased Shares, the Additional Series A Purchased Shares and the Series A-1 Purchased Shares to the Purchasers.

          7.9 LEGENDS. Each certificate representing the Series A Purchased Shares, the Additional Series A Purchased Shares, the Series A-1 Purchased Shares, or the Conversion Stock shall be endorsed with a legend referencing such restrictions of such rules and regulations of the SEC and such contractual restrictions as the Company deems appropriate and a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
     "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR
     HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH

     SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL
     SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH
     REGISTRATION IS AVAILABLE.

Each certificate representing the Series A Purchased Shares, the Additional Series A Purchased Shares, the Series A-1 Purchased Shares, or the Conversion Stock shall also bear any legend required by any applicable state or foreign securities laws. The Company need not register a transfer of Shares or Conversion Stock unless the conditions specified in the foregoing legends are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Series A Purchased Shares, the Additional Series A Purchased Shares, the Series A-1 Purchased Shares, or Conversion Stock unless the conditions specified in the foregoing legend is satisfied.

          7.10 REMOVAL OF LEGENDS AND TRANSFER RESTRICTIONS. The legend relating to the Securities Act endorsed on a stock certificate pursuant to Section 7.9 of this Agreement and the stop transfer instructions with respect to the shares of the Series A Stock, the Series A-1 Stock, or Common Stock into which the Series A is convertible represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the holder of such shares, if such shares are sold under the Shelf Registration or Rule 144 or, in the event subsection (ii) below applies, are eligible to be sold and such holder provides to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that (i) a public sale, transfer or assignment may be made without registration or (ii) such shares may be sold pursuant to Rule 144(k) of the Securities Act.

          7.11 TITLES AND SUBTITLES The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          7.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          7.13 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchasers, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Purchasers of any breach or default under this Agreement, or any waiver by the Purchasers of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchasers, shall be cumulative and not alternative.

          7.14 EXPENSES.

               (a) Except as set forth below in this paragraph and in subsections 7.14(b) and 7.14(c), each party will bear its respective costs, fees and expenses (including legal and auditors' fees) incurred in connection with the Financing Agreements and the transactions contemplated hereby and thereby, provided that the Company will pay the first $75,000 of such legal and accounting expenses incurred by Sunra in connection with the Financing Agreements and the transactions contemplated hereby and thereby.

               (b) The Company shall pay all fees and expenses in connection with satisfying its obligations under Sections 6.6 and 6.13.

               (c) In the event that any action, suit or other proceeding is instituted concerning or arising out of the Financing Agreements or the transactions contemplated hereby and thereby, the prevailing party shall recover all of such party's reasonable costs, fees and expenses (including legal fees) incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          7.15 NOTICES. Any notice, instruction, or communication required or permitted to be given under this Agreement to any party shall be in writing (which may include telex, telegram, telecopier, or other similar form of reproduction followed by a mailed hard copy) and shall be deemed given when actually received or, if earlier, five days after deposit in the United States Mail by certified or express mail, return receipt requested, postage prepaid, (or for foreign addresses by Federal Express, DHL or other comparable delivery service) addressed to the principal office of such party or to such other address as such party may request by written notice. Each party shall make an ordinary, good faith effort to ensure that the person to be given notice actually receives such notice. The address of the Purchasers shall be as set forth at EXHIBIT A hereto or at such other address as the Purchasers shall have furnished to the Company in writing; or if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing or, until any such holder so furnishes an address to the Company, at the address of the last holder of such Shares who has so furnished an address to the Company. Notice of change of address shall be given in accordance herewith. For ease of reference, a current business address for the Company is as follows:

                          To Company:  24/7 Real Media, Inc.
                                       1250 Broadway
                                       New York, NY 10001
                                       Attn: General Counsel
                                       Tel:   (212) 231-7100
                                       Fax:   (212) 760-2800

A copy of any notice to the Company shall be given to:
                                       Proskauer Rose LLP
                                       1585 Broadway
                                       New York, New York 10036
                                       Attn: Ronald R. Papa
                                       Tel:   (212) 969-3325
                                       Fax:   (212) 969-2900

          7.16 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings indicated or referred to below.

"FINANCING AGREEMENTS" means this Agreement and the Investors' Rights Agreement.

"INVESTORS' RIGHTS AGREEMENT" means the Investors' Rights Agreement substantially in the form of EXHIBIT B hereto.

"MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the Company's ability to consummate the transactions contemplated hereby or to enter into the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Financing Agreements.

"NASD" means the National Association of Securities Dealers.

"NASDAQ" means The Nasdaq National Market or SmallCap Market.

"PURCHASE PRICE" means the aggregate amount of cash payable to the Company by the Purchasers equal to the Price Per Share multiplied by the number of Series A Preferred Stock and Series A-1 Preferred Stock to be purchased as of the applicable Closing.

"SUNRA" means Sunra Capital Holdings Limited, a Bermuda entity.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed and delivered or caused this Series A and Series A-1 Preferred Stock and Common Stock Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

"COMPANY"

24/7 REAL MEDIA, INC.


By:
    -----------------------------

Printed Name:

Title:


"PURCHASERS"

SUNRA CAPITAL HOLDINGS LIMITED


By:
    -----------------------------

Printed Name: Joseph Waechter

Title: President


   [SIGNATURE PAGE TO SERIES A AND SERIES A-1 PREFERRED STOCK AND COMMON STOCK
                           WARRANT PURCHASE AGREEMENT]


                                                                      EXHIBIT A

                                                                SCHEDULE OF PURCHASERS

----------------------------------- -------------------------------------------------------------------- ---------------------------
                                                                  CLOSING                                    ADDITIONAL CLOSING
----------------------------------- -------------------------------------------------------------------- ---------------------------
                                                   NO. OF                       NO. OF                                    NO. OF
                                                  SERIES A                   SERIES A-1       NO. OF       NO. OF       ADDITIONAL
                                                   CLOSING                     CLOSING      CONTINGENT    ADDITIONAL     CLOSING
                                     SERIES A      WARRANT     SERIES A-1      WARRANT       WARRANT       CLOSING       WARRANT
PURCHASERS AND ADDRESS                SHARES       SHARES        SHARES         SHARES        SHARES       SHARES        SHARES
----------------------------------- ------------ ------------ -------------- ------------- ------------- ------------ --------------
SUNRA CAPITAL HOLDINGS LIMITED        160,000      779,158      340,000      1,655,710     1,000,000

465 California Street, Suite 630
San Francisco CA 94104
Attention: Joseph Waechter
Tel: (415) 315-2025
Fax: (415) 391-3345

A copy of any notice to Sunra
shall be given to:

Fenwick & West LLP
Two Palo Alto Square
Palo Alto, CA 94036
Attn.:David Michaels
Tel:(415) 875-2455
Fax:(415) 281-1350
----------------------------------- ------------ ------------ -------------- ------------- ------------- ------------ --------------